Exhibit 10.1

SECOND AMENDMENT TO OFFICE LEASE AGREEMENT

THIS SECOND AMENDMENT TO OFFICE LEASE AGREEMENT (this "Amendment") is executed effective as of December 31, 2012 (the "Effective Date"), between FSP GALLERIA NORTH LIMITED PARTNERSHIP, a Texas limited partnership ("Landlord"), and EMCARE, INC., a Delaware corporation ("Tenant").

W I T N E S S E T H:

A.     Landlord and Tenant have heretofore entered into that certain Office Lease Agreement, dated March 15, 2012 (the “Original Lease”) covering certain space in the Building (as defined in the Lease) known as Galleria North Tower I, 13737 Noel Road, Dallas, Texas 75240, which Office Lease was amended on October 12, 2012 pursuant to a certain First Amendment to Office Lease Agreement between Landlord and Tenant (the “First Amendment”). The Original Lease, as modified by the First Amendment, is referred to herein as the "Lease."

B.     The First Amendment granted to Tenant an Option (as defined in the First Amendment) to expand the Premises (as defined in the Lease) to include the 12th floor of the Building (referred to in the First Amendment and herein as the “12th Floor Expansion Space”).

C,     Upon the exercise by Tenant of the Option, the First Amendment contemplates that Landlord and Tenant will further amend the Lease to reflect the changes in the terms of the Lease as a result of the addition of the 12th Floor Expansion Space to the Premises. This Amendment is intended to constitute the “Second Amendment” referred to in the First Amendment. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meaning given them in the Original Lease, as modified by this Amendment.

NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual covenants and agreements set forth hereinbelow, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed by each of the parties hereto, the undersigned Landlord and Tenant do hereby covenant and agree as follows:

1.     Addition of 12th Floor Expansion Space. Landlord hereby leases and demises unto Tenant and Tenant hereby leases from Landlord the 12th Floor Expansion Space containing 14,609 square feet of Rentable Area, all upon and subject to the terms and conditions of the Lease. The configuration and location of the 12th Floor Expansion Space is shown on Exhibit “B-2” attached hereto.

SECOND AMENDMENT TO OFFICE LEASE AGREEMENT

2.     Commencement Date of Expansion Space Rent. The lease for the 12th Floor Expansion Space shall commence on the 2/2013 Commencement Date. From and after the 2/2013 Commencement Date (i) all references in the Lease to the "Premises," including the definition in Section 1 of the Lease, shall include the 12th Floor Expansion Space; (ii) all references in the Lease to the "Rentable Area of the Premises," including the definition set forth in Section 1 of the Lease, shall be adjusted to include the square feet of Rentable Area for the 12th Floor Expansion Space (Rentable Area of the Premises, after the addition of the 12th Floor Expansion Space, will be 97,581 square feet; (iii) Exhibit "B" of the Lease is hereby modified to addition the floor plan shown on Exhibit “B-2” hereto; and (iv) except as specifically modified by the terms of this Amendment, the terms and provisions of the Lease shall apply to the 12th Floor Expansion Space and Tenant's use and occupancy thereof.

3.     Adjustment in Base Rental. From and after 2/2013 Commencement Date, in addition to Base Rental provided for in the Lease, Tenant shall also pay Base Rental for 12th Floor Expansion Space and Electricity, as follows:

Lease Months [commencing February 1, 2013]	Annual Base Rental Rate Per RSF	Annual Base Rental	Monthly Installments	Additional Charge to Base Rental
1 through 23	$19.50	$284,875.50	$23,739.63	+Electricity
24 through 32	$0.00	$0.00	$0.00	+Electricity
33 through 41	$19.50	$284,875.50	$23,739.63	+Electricity
42 through 71	$21.50	$314,093.50	$26,174.46	+Electricity
72 through 101	$23.50	$343,311.50	$28,609.28	+Electricity
102 through 132	$25.50	$372,529.50	$31,044.13	+Electricity

Tenant agrees to pay to Landlord the additional Base Rental and electricity described above as otherwise provided in the Lease.

4.     Tenant's Share of Basic Operating Costs. On the 2/2013 Commencement Date, Tenant's Share with respect to Building Operating Costs, shall be adjusted to be 25.71%. The "Base Year" for the Expansion Space shall be the calendar year 2013.

5.     Condition of Premises and Tenant Improvements. Landlord and Tenant agree that Tenant will accept the Expansion Space on an "AS IS, WHERE IS" basis as of the Expansion Commencement Date, and Tenant, by its signature below, accepts the 12th Floor Expansion Space on such terms.

6.     Tenant Improvements. Tenant Improvements for the 12th Floor Expansion Space and the Improvement Allowance applicable to the 12th Floor Expansion Space are set forth on, and shall be governed by, Exhibit "D" to the First Amendment.

SECOND AMENDMENT TO OFFICE LEASE AGREEMENT

7.     Parking. In addition to the parking rights granted to Tenant in Exhibit "E" of the Lease, Tenant shall also have a non-exclusive right to 51 Parking Spaces (based on 3.5 Parking Spaces for every 1,000 square feet of Rentable Area in the 12th Floor Expansion Space) (the "Expansion Parking Spaces") on the terms and as more particularly set forth in Section 10 of the First Amendment. The Expansion Parking Spaces shall be allocated among the Parking Areas in the manner set forth in Section 10 of the First Amendment.

8.     13th Floor Expansion Space. Nothing in this Amendment is intended or shall be construed to modify any of the terms of the First Amendment that are applicable to the 13th Floor Expansion Space. For ease of reference, on the 1/2014 Commencement Date the Rentable Area of the Premises, with the addition of the 13th Floor Expansion Space, shall be increased to 109,863 square feet and Tenant’s Share of Operating Expenses shall be increased from 25.71% to 28.95%, as more particularly set forth in the First Amendment.

9.     Commissions. Landlord and Tenant acknowledge that Cassidy Turley Commercial Services, Inc. has acted on behalf of Landlord in connection with this Amendment and Jones Lang LaSalle has acted on behalf of Tenant (collectively, "Brokers"). Landlord and Tenant agree that the Brokers are the only brokers involved in the procurement, negotiation or execution of this Lease, and that any commissions that may be payable by Landlord shall be paid pursuant to a separate commission agreement. LANDLORD AND TENANT HEREBY INDEMNIFY EACH OTHER FROM THE PAYMENT OF ANY COMMISSIONS OWED TO ANY BROKER WITH RESPECT TO THIS AMENDMENT RESULTING FROM THE ACTS OF SUCH INDEMNIFYING PARTY, BUT NOT OTHERWISE.

10.     No Modification. Except as specifically amended by this Amendment, all other terms and conditions of the Lease shall remain unchanged and in full force and effect, and as said terms and conditions have been modified or amended hereby, same shall be binding upon the parties hereto and their respective successors and assigns. The Lease and this Amendment shall be construed as one instrument and any default under the Original Lease shall also be a default under this Amendment and any default under this Amendment shall also be a default under the Lease.

11.     No Waiver. Landlord and Tenant expressly acknowledge and agree that nothing herein shall affect, abrogate or waive any rights or obligations of Landlord or Tenant under the Lease."

12.     Governing Law. THE TERMS AND PROVISIONS HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

13.     Headings. The section headings hereof are inserted for convenience of reference only and shall in no way alter, amend, define or be used in the construction or interpretation of the text of such section.

SECOND AMENDMENT TO OFFICE LEASE AGREEMENT

14.     Construction. Whenever the context hereof so requires, reference to the singular shall include the plural and likewise, the plural shall include the singular; words denoting gender shall be construed to mean the masculine, feminine or neuter, as appropriate; and specific enumeration shall not exclude the general, but shall be construed as cumulative of the general recitation. In the event of any conflict between the terms of the Lease and this Amendment, this Amendment shall control.

15.     Severability. If any clause or provision of this Amendment is or should ever be held to be illegal, invalid or unenforceable under any present or future law applicable to the terms hereof, then and in that event, it is the intention of the parties hereto that the remainder of this Amendment shall not be affected thereby, and that in lieu of each such clause or provision of this Amendment that is illegal, invalid or unenforceable, such clause or provision shall be judicially construed and interpreted to be as similar in substance and content to such illegal, invalid or unenforceable clause or provision, as the context thereof would reasonably suggest, so as to thereafter be legal, valid and enforceable.

16.     Ratification. Tenant hereby confirms and ratifies that, as of the Effective Date of this Amendment, and the Lease, as modified by this Amendment, remains in full force in effect.

END OF TEXT; SIGNATURE PAGES TO FOLLOW

SECOND AMENDMENT TO OFFICE LEASE AGREEMENT

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

Landlord's Notice Address:

Franklin Street Properties

401 Edgewater Place

Suite 201

Wakefield, Massachusetts 01880-6210

Attn: Scott Carter, Esq.

and

Franklin Street Properties

401 Edgewater Place

Suite 201

Wakefield, Massachusetts 01880-6210

Attn: Asset Management

LANDLORD: FSP GALLERIA NORTH LIMITED PARTNERSHIP, a Texas Limited Partnership By: FSP Property Management LLC, its asset manager By: /s/ John F. Donahue Name: John F. Donahue Title: Vice President

Tenant's Notice Address: 13737 Noel Road, 15th Floor Dallas, TX 75240 Attention: Pamela Overstreet And 6200 S. Syracuse Way, Suite 200 Greenwood Village, CO 80111 Attention: Legal Department	TENANT: EMCARE, INC., a Delaware Corporation By: /s/ Randel Owen Name: Randel Owen Title: EVP

SECOND AMENDMENT TO OFFICE LEASE AGREEMENT

EXHIBIT "B-2"

12TH FLOOR EXPANSION SPACE

EXHIBIT B-2 – FLOOR PLAN – 12th FLOOR EXPANSION SPACE

JOINDER, CONSENT AND RATIFICATION OF GUARANTOR

THIS JOINDER, CONSENT AND RATIFICATION OF GUARANTOR (this "Agreement"), dated effective as of December 31, 2012, is executed by EMERGENCY MEDICAL SERVICES CORPORATION, a Delaware corporation ("Guarantor") and made a part of that certain First Amendment to Office Lease dated as of October 12, 2012 (“First Amendment”) and that certain Second Amendment to Office Lease Agreement dated of even date herewith (the "Second Amendments") executed by executed by FSP GALLERIA NORTH LIMITED PARTNERSHIP, a Texas limited partnership ("Landlord"), and EMCARE, INC., a Delaware corporation ("Tenant"), to which this Agreement is attached. Reference is hereby made to that certain Office Lease Agreement dated as of March 15, 2012, executed by Landlord and Tenant (herein called, as modified by the First Amendments and the Second Amendment, the "Lease"). Guarantor guaranteed some or all of the duties and obligations of Tenant arising under the Lease pursuant to that certain Guaranty of Lease dated as of March 15, 2012 (the "Guaranty").

In consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, Guarantor hereby covenants and agrees with Landlord as follows:

1.     Guarantor hereby consents to the execution and delivery by Landlord and Tenant of the Second Amendment and to the consummation of the transactions contemplated thereby. Guarantor hereby agrees that (i) from and after the date of this Agreement, all references in the Guaranty to the term "Lease" shall mean and refer to the Lease, as modified by the First Amendment and the Second Amendment, (ii) the Guaranty, as so modified, and Guarantor's obligations, covenants, agreements and duties thereunder remain in full force and effect, notwithstanding the execution and delivery of the Second Amendment and the consummation of the transactions contemplated thereby. Guarantor hereby unconditionally ratifies, reaffirms and confirms the Guaranty, as modified hereby.

2.     By the execution and delivery hereof, Guarantor represents and warrants to Landlord that, as of the date hereof: (a) no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other person is required for the execution, delivery or performance by Guarantor of this Agreement; and (b) this Agreement has been duly executed, acknowledged and delivered by Guarantor and constitutes the legal and binding obligation of Guarantor.

3.     This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon Guarantor, Landlord and their respective successors and assigns.

IN WITNESS WHEREOF, Guarantor has executed this Agreement as of the date first above written.

GUARANTOR:

EMERGENCY MEDICAL SERVICES CORPORATION, a Delaware corporation

By: /s/ Randel Owen
Name: Randel Owen
Title: COO/CFO